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                                                                Exhibit 2(k)(iv)


                COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC.

                                   ----------

                            AUCTION AGENCY AGREEMENT

                         dated as of November ___, 2004

                                    Relating

                   to Auction Market Preferred Shares (AMPS),

                                    Series T7

                                       of

                COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC.

                                   ----------

                              THE BANK OF NEW YORK
                                as Auction Agent




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     This Auction Agency Agreement (this "Agreement"), dated as of November ___,
2004, is between COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC. (the "Fund") and The Bank of New York, a New York banking corporation.

     The Fund proposes to issue one series of preferred shares, par value $.001 per share, designated Series T7 Taxable Auction Market Preferred Shares, liquidation preference $25,000 per share (the "AMPS"), pursuant to the Fund's Articles Supplementary (as defined below).

     The Fund desires that The Bank of New York perform certain duties as agent in connection with each Auction (as defined below) of AMPS (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the AMPS (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Fund hereby appoints The Bank of New York as said Auction Agent and Paying Agent in accordance with those terms and conditions (hereinafter generally referred to as the "Auction Agent," except in Sections 3 and 4 below).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Auction Agent agree as follows:

I.   DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1  Terms Defined by Reference to the Articles Supplementary.

     Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary.

     1.2  Certain Defined Terms.

     As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Agent Member" of any Person shall mean such Person's agent member of a participant in the Securities Depository that will act on behalf of a Bidder.

          (b) "Articles Supplementary" shall mean the Articles Supplementary dated November ___, 2004 specifying the powers, preferences and rights of the AMPS attached as Exhibit B to the Statement of Additional Information relating to the AMPS dated November ___, 2004.

          (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

          (d) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Articles Supplementary.

          (e) "Authorized Officer" shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a written communication from the Auction Agent to the Fund.

          (f) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a broker-dealer substantially in the form attached hereto as Exhibit A.




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          (g) "Closing" shall mean the date the Fund consummates the transactions for the issuance and sale of the AMPS.

          (h) "Fund Officer" shall mean the Chairman, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a written notice from the Fund to the Auction Agent.

          (i) "Holder" shall be a holder of record of one or more AMPS, listed as such in the share register maintained by the Paying Agent pursuant to Section
4.6 hereof.

          (j) "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

     1.3  Rules of Construction.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

II.  THE AUCTION.

     2.1  Purpose; Incorporation by Reference of Auction Procedures.

          (a) The Articles Supplementary provides that the Applicable Rate on the AMPS for each Dividend Period therefor after the initial Dividend Period shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Fund advises results from the implementation of the Auction Procedures. The Board of Directors of the Fund has adopted a resolution appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for the AMPS for the next Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were set forth fully herein.


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     2.2  Preparation for Each Auction; Maintenance of Registry of Existing
          Holders.

          (a) As of the date hereof, the Fund shall provide the Auction Agent with a list of the Broker-Dealers previously approved by the Auction Agent and shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by each such Broker-Dealer. The Auction Agent shall keep such list current and accurate based upon information provided to it by Broker-Dealers and shall indicate thereon, or on a separate list, the identity of each Existing Holder, if any, whose most recent Order was submitted by a Broker-Dealer on such list and resulted in such Existing Holder continuing to hold or purchase AMPS. Not later than five Business Days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Fund shall notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, the Fund shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

          (b) The provisions contained in Section 4 of Part I of the Articles Supplementary concerning Special Dividend Periods and the notification of a Special Dividend Period will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

          (c) The Applicable Percentage and the Applicable Spread on the date of the Agreement are those rates as determined by the Fund and provided to the Auction Agent on the date even herewith. If there is any change in the credit rating of AMPS by the rating agency (or substitute or successor rating agencies) referred to in the definition of "Applicable Percentage" and "Applicable Spread" resulting in any change in the Applicable Percentage or Applicable Spread for AMPS after the date given herewith, the Fund shall notify the Auction Agent in writing of such change in the Applicable Percentage or Applicable Spread prior to 12:00 Noon on the Business Day prior to the next Auction Date for any series of AMPS succeeding such change. In determining the Maximum Rate for any series of AMPS on any Auction Date as set forth in 2.5(a)(i) hereof, the Auction Agent shall be entitled to rely on the last Applicable Percentage and Applicable Spread for AMPS of which it has most recently received notice from the Fund (or, in the absence of such notice, the percentage or spread determined by reference to the definition of Applicable Percentage and Applicable Spread, respectively).

          (d) (i) On each Auction Date, the Auction Agent shall determine the dividend rate and the Maximum Rate. If any Treasury Index Rate is not quoted on an interest or bond equivalent, as the case may be, basis, the Auction Agent shall convert the quoted rate to the interest or bond equivalent thereof as set forth in the definition of such rate in the Articles Supplementary if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or bond equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest or bond equivalent rate after consultation with the Fund as to the method of such conversion.

               (ii) If any LIBOR Rate is to be determined by reference to Moneyline's Telerate Page 3750 or by rate quotations provided by LIBOR Dealer(s), as the case may be, and Moneyline's Telerate Page 3750 is unavailable or the LIBOR Dealer(s) fail to provide rate quotations, as the case may be (as described in the Articles Supplementary), then the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute LIBOR Dealer(s) to provide such rate quotation(s) not being supplied.


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               (iii) If any Treasury Index Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Index Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a substitute U.S. Government Securities Dealer or substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

          (e) (i) The Auction Agent shall maintain a current registry of the Existing Holders of the AMPS based upon information provided to it by Broker-Dealers for purposes of each individual Auction. The Fund shall use commercially reasonable efforts to provide or cause to be provided to the Auction Agent within ten Business Days following the date of the Closing a list of the initial Existing Holders of AMPS, and the Broker-Dealer of each such Existing Holder through which such Existing Holder purchased such shares. The Auction Agent may conclusively rely upon, as evidence of the identities of the Existing Holders, such list, the results of each Auction and notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder with respect to such Existing Holder's transfer of any AMPS to another Person.

               (ii) In the event of any partial redemption of AMPS, upon notice in writing by the Fund to the Auction Agent of such partial redemption, the Auction Agent promptly shall request the Securities Depository to notify the Auction Agent in writing of the identities of the Agent Members (and the respective numbers of shares) from the accounts of which shares have been called for redemption and the person or department at such Agent Member to contact regarding such redemption. At least two Business Days prior to the Auction preceding the date of redemption, the Auction Agent shall request each Agent Member so identified to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose shares are to be redeemed) the number of AMPS of each such Existing Holder, if any, to be redeemed by the Fund, provided that the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it is to request such information. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as having ownership of the number of AMPS shown in the Auction Agent's registry of Existing Holders.

               (iii) The Auction Agent shall register a transfer of the ownership of AMPS from an Existing Holder to another Existing Holder, or to another Person if permitted by the Fund, only if (A) such transfer is made pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified of such transfer in writing, in a notice substantially in the form of Exhibit A-3 to the Broker-Dealer Agreement, by such Existing Holder or by the Agent Member of such Existing Holder. The Auction Agent is not required to accept any notice of transfer delivered for an Auction unless it is received by the Auction Agent by 3:00 p.m. on the Business Day next preceding the Auction Date. The Auction Agent shall rescind a transfer made on the registry of the Existing Holders of any AMPS if the Auction Agent has been notified in writing, in a notice substantially in the form of Exhibit A-4 to the Broker-Dealer Agreement, by the Agent Member or the Broker-Dealer of any Person that (i) purchased any AMPS and the seller failed to deliver such shares or (ii) sold any AMPS and the purchaser failed to make payment to such Person upon delivery to the purchaser of such shares.

          (f) The Auction Agent may, but shall not be obligated to, request that the Broker Dealers, as set forth in Section 3.2(b) of the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Beneficial Owners of AMPS. The Auction Agent shall keep confidential any such information and shall not disclose any such information


                                        4




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so provided to any Person other than the relevant Broker-Dealer and the Fund;
provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

     2.3  Auction Schedule.

     The Auction Agent shall normally conduct Auctions every 28 days after the first Auction, in the case of the AMPS, in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                         Event
----                         -----
By 9:30 am.                  Auction Agent shall advise the Fund and the
                             Broker-Dealers of Maximum Rate as set forth in
                             Section 2.2(c)(i) hereof.

9:30 a.m. - 1:00 p.m.        Auction Agent shall assemble information
                             communicated to it by Broker-Dealers as provided in
                             Section 3(a) of Part II of the Articles
                             Supplementary. Submission deadline is 1:00 p.m.

Not earlier than 1:00 p.m.   Auction Agent shall make determinations pursuant to
                             Section 4(a) of Part II of the Articles
                             Supplementary.

By approximately 3:30 p.m.   Auction Agent shall advise the Fund of the results
                             of the Auction as provided in Section 4(b) of Part
                             II of the Articles Supplementary.

                             Submitted Bid Orders and Submitted Sell Orders will be accepted and rejected in whole or in part and AMPS will be allocated as provided in Section 5 of
                             Part II of the Articles Supplementary. Auction
                             Agent shall give notice of the Auction results as set forth in Section 2.4 hereof.

     The Auction Agent will follow the Bond Market Association's Market Practice U.S. Holiday Recommendations for shortened trading days for the bond markets (the "BMA Recommendation") unless the Auction Agent is instructed otherwise. In the event of a BMA Recommendation on an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., and as a result the notice set forth in Section 2.4 will occur earlier.

     2.4  Notice of Auction Results.

     On each Auction Date, the Auction Agent shall notify Broker-Dealers of the results of the Auction held on such date by telephone or other electronic means acceptable to the parties.

     2.5  Broker-Dealers.

          (a) Not later than 12:00 noon on each Auction Date, the Fund shall pay to the Auction Agent in Federal Funds or similar same-day funds an amount in cash equal to (i) in the case of any


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Auction Date immediately preceding a 28 day Dividend Period, the product of (A)
a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of the aggregate number of outstanding AMPS for which the Auction is conducted and (ii) in the case of any Special Dividend Period, the amount determined by mutual consent of the Fund and the Broker-Dealers pursuant to Section 3.5 of the Broker-Dealer Agreements. The Auction Agent shall apply such moneys as set forth in Section 3.5 of the Broker-Dealer Agreements and shall thereafter remit to the Fund any remaining funds paid to the Auction Agent pursuant to this Section 2.5(a).

          (b) The Fund shall not designate any Person to act as a Broker-Dealer, or permit an Existing Holder or a Potential Beneficial Owner to participate in Auctions through any Person other than a Broker-Dealer, without the prior written approval of the Auction Agent, which approval shall not be withheld unreasonably. The Fund may designate an Affiliate or Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as a Broker-Dealer.

          (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed in writing by the Fund.

          (d) Subject to Section 2.5(b) hereof, the Auction Agent from time to time shall enter into such Broker-Dealer Agreements as the Fund shall request in writing.

          (e) The Auction Agent shall maintain a list of Broker-Dealers.

     2.6  Ownership of AMPS and Submission of Bids by the Fund and Its
          Affiliates.

     Neither the Fund nor any Affiliate of the Fund may submit any Sell Order or Bid, directly or indirectly, in any Auction, except that an Affiliate of the Fund that is a Broker-Dealer may submit a Sell Order or Bid on behalf of a Beneficial Owner or a Potential Beneficial Owner. The Fund shall notify the Auction Agent in writing if the Fund or, to the best of the Fund's knowledge, any Affiliate of the Fund becomes a Beneficial Owner of any AMPS. Any AMPS redeemed, purchased or otherwise acquired (i) by the Fund shall not be reissued, except in accordance with the requirements of the Securities Act of 1933, as amended ("Securities Act") or (ii) by its Affiliates shall not be transferred (other than to the Fund). The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

     2.7  Access to and Maintenance of Auction Records.

     The Auction Agent shall afford to the Fund, its agents, independent public accountants and counsel, access at reasonable times during normal business hours to review and make extracts or copies (at the Fund's sole cost and expense) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant or counsel shall furnish the Auction Agent with a letter from the Fund requesting that the Auction Agent afford such person access at least one Business Day prior to the date of such access. The Auction Agent shall maintain records relating to any Auction for a period of at least two years after such Auction (unless requested in writing by the Fund to maintain such records for such longer period not in excess of four years, then for such longer period), and such records, in reasonable detail, shall accurately and fairly reflect the actions taken by the Auction Agent hereunder. The Fund agrees to keep confidential any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction, and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this
Section 2.7. The Fund reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or
(ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to the Fund. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, provided that such agent, accountant or counsel may reserve the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to such agent, accountant or counsel. The Auction Agent shall have no responsibility for, and shall have no liability in connection with, the Fund's performance of its duties under this Section 2.7.

III. THE AUCTION AGENT AS PAYING AGENT.

     3.1  The Paying Agent.

     The Board of Directors of the Fund has adopted a resolution appointing The Bank of New York as Auction Agent and Paying Agent. The Paying Agent hereby accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Articles Supplementary which are specified herein with respect to the AMPS and as set forth in this Section 3.

     3.2  The Fund's Notices to the Paying Agent.

     Whenever any AMPS are to be redeemed, the Fund promptly shall deliver to the Paying Agent a Notice of Redemption, which will be mailed by the Paying Agent to each Holder at least five Business Days prior to the date such Notice of Redemption is required to be mailed pursuant to the Articles Supplementary. The Paying Agent shall have no responsibility to confirm or verify the accuracy of any such Notice.

     3.3  The Fund to Provide Funds for Dividends and Redemptions.

          (a) Not later than 12:00 noon on each Dividend Payment Date, the Fund shall deposit with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds equal to the declared dividends to be paid to Holders on such Dividend Payment Date, and shall give the Paying Agent irrevocable written instructions to apply such funds to the payment of such dividends on such Dividend Payment Date.

          (b) If the Fund shall give a Notice of Redemption, then by noon of the date fixed for redemption, the Fund shall deposit in trust with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds sufficient to redeem such AMPS called for redemption and shall give the Paying Agent irrevocable written instructions and authority to pay the redemption price to the Holders of AMPS called for redemption upon surrender of the certificate or certificates therefor.

     3.4  Disbursing Dividends and Redemption Price.

     After receipt of the Federal Funds or similar same-day funds and instructions from the Fund described in Section 3.3 above, the Paying Agent shall pay to the Holders (or former Holders) entitled thereto (i) on each Dividend Payment Date, dividends on the AMPS, and (ii) on any date fixed for redemption, the redemption price of any shares of AMPS called for redemption. The amount of dividends for any Dividend Period to be paid by the Paying Agent to Holders will be determined by the Fund as set forth in Section 2 of Part I of the Articles Supplementary. The redemption price to be paid by the Paying Agent to the Holders of any shares of AMPS called for redemption will be determined as set forth in Section 3 of Part I of the Articles Supplementary. The Paying Agent shall have no duty to determine the redemption price and may rely on the amount thereof set forth in the Notice of Redemption.

IV.  THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR.

     4.1 Original Issue of Share Certificates.

     On the Date of Original Issue of the AMPS, one certificate for the series of AMPS shall be issued by the Fund and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent.

     4.2 Registration of Transfer or Exchange of Shares.

     Except as provided in this Section 4.2, the AMPS shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Fund shall not have selected a substitute Securities Depository acceptable to the Paying Agent prior to such resignation, then upon such resignation the AMPS, at the Fund's request, may be registered for transfer or exchange, and a new certificate thereupon shall be issued in the name of the designated transferee or transferees, upon surrender of the old certificate in form deemed by the Paying Agent to be properly endorsed for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form and by such guarantor as the Paying Agent may reasonably require, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes in connection with any registration of transfer or exchange or funds necessary for the payment of such taxes. If the certificate for the AMPS is not held by the Securities Depository or its nominee, payments upon transfer of shares in an Auction shall be made in Federal Funds or similar same-day funds to the Auction Agent against delivery of certificates therefor.

     4.3 Removal of Legend.

     Any request for removal of a legend indicating a restriction on transfer from a certificate evidencing AMPS shall be accompanied by an opinion of counsel stating that such legend may be removed and such shares may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from a Fund Officer authorizing the Paying Agent to remove the legend on the basis of said opinion.

     4.4 Lost, Stolen or Destroyed Shares Certificates.

     The Paying Agent shall issue and register a replacement certificate for a certificate represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and by the Paying Agent, subject at all times to provisions of law, the Articles Supplementary governing such matters and resolutions adopted by the Fund with respect to lost, stolen or destroyed securities. The Paying Agent may issue a new certificate in exchange for and upon the cancellation of a mutilated certificate. Any request by the Fund to the Paying Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Fund to the Paying Agent that such issuance will comply with provisions of applicable law and the Articles Supplementary and resolutions of the Fund.

     4.5 Disposition of Canceled Certificates: Record Retention.

     The Paying Agent shall retain stock certificates which have been canceled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission (the "Commission") for at least two calendar years from the date of such cancellation. The Paying Agent, upon written request by the Fund, shall afford to the Fund, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Fund's sole cost and expense) of such certificates and accompanying documentation. Upon written request by the Fund at any time within the six month period commencing immediately after the expiration of this two-year period, the Paying Agent shall deliver to the Fund the canceled certificates and accompanying documentation. The Fund, at its expense, shall retain such records for a minimum additional period of at least four calendar years from the date of delivery of the records to the Fund and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the Commission. The Fund also shall undertake to furnish to the Commission, upon demand, either at its principal office or at any regional office, complete, correct and current hard copies of any and all such records.

     4.6 Stock Register.

     The Paying Agent shall maintain the stock register, which shall contain a list of the Holders, the number of shares held by each Holder and the address of each Holder. The Paying Agent shall record in the stock register any change of address of a Holder upon written notice by such Holder. In case of any written request or demand for the inspection of the share register or any other books of the Fund in the possession of the Paying Agent, the Paying Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the stock register or other records to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Fund shall have offered indemnification satisfactory to the Paying Agent.

     4.7 Return of Funds.

     Any funds deposited with the Paying Agent by the Fund for any reason (other than for the payment of amounts due to the Paying Agent) under this Agreement, including for the payment of dividends or the redemption of AMPS, that remain with the Paying Agent after 12 months shall be repaid to the Fund upon written request by the Fund.

V.   REPRESENTATIONS AND WARRANTIES.

     5.1 Representations and Warranties of the Fund.

     The Fund represents and warrants to the Auction Agent that:

               (i) the Fund is duly organized and is validly existing as a corporation under the laws of the State of Maryland, and has full power to execute and deliver this Agreement and to authorize, create and issue the AMPS;

               (ii) the Fund is registered with the Commission under the 1940 Act as a closed-end, non-diversified, management investment company;


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


               (iii) this Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

               (iv) the form of the certificate evidencing the AMPS complies with all applicable laws of the State of Maryland;

               (v) the AMPS have been duly and validly authorized by the Fund and, upon completion of the initial sale of the AMPS and receipt of payment therefor, will be validly issued by the Fund, fully paid and nonassessable;

               (vi) at the time of the offering of the AMPS, the shares offered will be registered under the Securities Act and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or will be required in connection with the issuance of shares of the AMPS, except such action as required by applicable state securities laws;

               (vii) the execution and delivery of this Agreement and the issuance and delivery of the AMPS do not and will not conflict with, violate, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation, any order or decree of any court or public authority having jurisdiction over the Fund, or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound; and

               (viii) no taxes are payable upon or in respect of the execution of this Agreement or will be payable upon or in respect of the issuance of the AMPS.

     5.2 Representations and Warranties of the Auction Agent.

     The Auction Agent represents and warrants to the Fund that:

               (i) the Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of the State of New York and has the corporate power to enter into and perform its obligations under this Agreement; and

               (ii) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

VI.  THE AUCTION AGENT.

     6.1 Duties and Responsibilities.

          (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any Person.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

          (c) In the absence of willful misconduct or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement.

          (d) In no event shall the Auction Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     6.2  Rights of the Auction Agent.

          (a) The Auction Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting or refraining from acting upon any telephone communication authorized hereby which the Auction Agent reasonably believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or with both.

          (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. The Auction Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Fund.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and, in the absence of willful misconduct or gross negligence on the part of any such agent or attorney, shall not be responsible for the conduct on the part of any such agent or attorney appointed by it with due care.

          (e) The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Auction Agent be liable for special, indirect or consequential loss or damages of any kind whatsoever (including, but not limited to, loss of profits), even if the Auction Agent has been advised of the likelihood of such loss or damages and regardless of the form of action, except in the event of willful misconduct or gross negligence on the part of the Auction Agent.

          (f) The Auction Agent shall not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own. The Auction Agent makes no representations as to and shall have no liability with respect to the correctness of the recitals in, or the validity, accuracy or adequacy of this

Agreement, any Broker-Dealer Agreement, any offering material used in connection with the offer and sale of the AMPS or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof. The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the AMPS under federal or state securities laws in respect of the sufficiency or the conformity of any transfer of the AMPS pursuant to the terms of the Auction Agency Agreement, any Broker Dealer Agreement, or any other document contemplated thereby or related thereto.

          (g) Whenever in the administration of the provisions of this Agreement the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Auction Agent, be deemed to be conclusively proved and established by a certificate signed by the Fund or the Broker-Dealer, and delivered to the Auction Agent and such certificate, in the absence of gross negligence or willful misconduct on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof.

          (h) The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document furnished by Fund or the Broker-Dealer, except to the extent that such failure to investigate would be deemed grossly negligent.

          (i) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party, or any corporation succeeding to the Dealing and Trading business of the Auction Agent shall be the successor of the Auction Agent hereunder, with the consent of the Fund but without the execution of filing any paper with any party hereto or any further act on the part of any of the parties hereto, except where any instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

     6.3  Compensation, Expenses and Indemnification.

          (a) The Fund shall pay to the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and under the Broker-Dealer Agreements as shall be set forth in a separate writing signed by the Fund and the Auction Agent, subject to adjustments if the AMPS no longer are held of record by the Securities Depository or its nominee or if there shall be such other change as shall increase or decrease materially the Auction Agent's obligations hereunder or under the Broker-Dealer Agreements.

          (b) The Fund shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and of the Broker-Dealer Agreements (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any expense, disbursement or advance attributable to its gross negligence or willful misconduct.

          (c) The Fund shall indemnify the Auction Agent and its officers, directors, employees and agents for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Auction Agent arising out of or in connection with its agency under this Agreement and under the Broker-Dealer Agreements, including the costs and expenses of defending itself against any claim of liability in connection with its exercise or performance of any of its duties hereunder and thereunder, except such as may result from its gross negligence or willful misconduct.

     6.4  Force Majeure

          The Auction Agent shall not be responsible for or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; acts of terrorism; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

VII. MISCELLANEOUS.

     7.1  Term of Agreement.

          (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Fund may terminate this Agreement at any time by so notifying the Auction Agent in writing, provided that, if any AMPS remain outstanding, the Fund shall have entered into an agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon prior notice to the Fund on the date specified in such notice, which date shall be no earlier than 60 days after delivery of such notice. The Auction Agent may resign after 30 days following the delivery of notice to the Fund that the Auction Agent has not been paid amounts due to it. If the Auction Agent terminates this Agreement while any AMPS remains outstanding, the Fund shall use its best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as this Agreement.

          (b) Except as otherwise provided in this Section 7.1(b), the respective rights and duties of the Fund and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Fund's representations, warranties, covenants and obligations to the Auction Agent under Sections 5.1 and 6.3 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall (i) resign as Auction Agent under the Broker-Dealer Agreements, (ii) at the Fund's written request, deliver promptly to the Fund copies of all books and records maintained by it in connection with its duties hereunder, and (iii) at the written request of the Fund, transfer promptly to the Fund or to any successor auction agent any funds deposited by the Fund with the Auction Agent (whether in its capacity as Auction Agent or as Paying Agent) pursuant to this Agreement which have not been distributed previously by the Auction Agent in accordance with this Agreement.

     7.2  Communications.

     Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Fund,            Cohen & Steers Advantage Income Realty Fund, Inc.
addressed to:              Attn: Robert H. Steers
                           757 Third Avenue
                           New York, New York 10017
                           Telecopier No.: (212) 832-3232
                           Telephone No.: (212) 832-3622

If to the Auction Agent,   The Bank of New York
addressed to:              Corporate Trust Department
                           101 Barclay Street, Floor 7W
                           New York, New York 10286

                           Phone (212) 815-3450
                           Facsimile: (212) 815-3440

or such other address or telecopier number as such parry hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Fund by a Fund Officer and on behalf of the Auction Agent by an Authorized Officer.

     7.3  Entire Agreement.

     This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof, except for written agreements relating to the compensation of the Auction Agent.

     7.4  Benefits.

     Nothing herein, express or implied, shall give to any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

     7.5  Amendment; Waiver.

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Fund shall notify the Auction Agent in writing of any change in the Articles Supplementary prior to the effective date of any such change. If any such change in the Articles Supplementary materially increases the Auction Agent's obligations hereunder, the Fund shall obtain the written consent of the Auction Agent prior to the effective date of such change.

          (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     7.6  Successors and Assigns.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the Fund and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be withheld unreasonably.

     7.7  Severability.

     If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

     7.8  Execution in Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     7.9  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

     7.10 Jurisdiction.

     The parties agree that all actions and proceedings arising out of this Auction Agency Agreement or any of the transactions contemplated hereby shall be brought in the County of New York, and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                        COHEN & STEERS ADVANTAGE INCOME
                                           REALTY FUND, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        THE BANK OF NEW YORK, As Auction Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                         MASTER BROKER-DEALER AGREEMENT

                                     between

                              THE BANK OF NEW YORK

                                       and

                                   ----------

                           dated as of ________, 2004

                                   Relating to

                      Preferred Shares ("Preferred Shares")

                                       of

                 EACH OF THE COHEN & STEERS FUNDS LISTED HEREIN

                                   ----------

                         MASTER BROKER-DEALER AGREEMENT

     Broker-Dealer Agreement dated as of _________, 2004, is between The Bank of New York, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of the registered investment companies, which are Maryland corporations, listed in Exhibit A-1 hereto, as the same may be amended from time to time (individually, a "Fund", and together, the "Funds," unless indicated otherwise), pursuant to authority granted to it in the various Auction Agency Agreements between each of the Funds and the Auction Agent (the "Auction Agency Agreements") and _________________ (together with its successors and assigns, "BD").

     The Funds have duly authorized and issued, or intend to issue different series of shares of Auction Rate Cumulative Preferred Shares, in the case of the of Cohen & Steers Advantage Income Realty Fund, Inc., Taxable Auction Market Preferred Shares (the "AMPS) or other auction market preferred stock in the case of the Funds, all with a par value of $.001 per share and a liquidation preference of $25,000 per share (together, the "Preferred Shares"), pursuant to the Funds' Articles Supplementary (as defined below).

     The Funds' Articles Supplementary provides that for each subsequent Dividend Period of Preferred Shares then outstanding, the Applicable Rate for each series of Preferred Shares for each subsequent Dividend Period shall be equal to the rate per annum that results from an Auction for Outstanding shares of each Series on the respective Auction Date therefor next preceding the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period. The Boards of Directors of the Funds have adopted resolutions appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreements, the Funds have requested and directed the Auction Agent to execute and deliver this Agreement.

     The Auction Procedures require the participation of one or more Broker-Dealers.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.   DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1  Terms Defined by Reference to the Articles Supplementary.

     Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary of each Fund.

     1.2  Terms Defined Herein.

     As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Articles Supplementary" shall mean the Articles Supplementary for Preferred Shares of each of the Funds specifying the powers, preferences and rights of the Preferred Shares filed in the office of the State Department of Assessments and Taxation of Maryland.

          (b) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

          (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Articles Supplementary.

          (d) "Authorized Officer" of the Auction Agent shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

          (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

          (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

     1.3  Rules of Construction.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

II.  NOTIFICATION OF DIVIDEND.

     The provisions contained in Section 4 of Part I of the Articles Supplementary concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III. THE AUCTION.

     3.1  Purpose; Incorporation by Reference of Auction Procedures.

          (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for each series of Preferred Shares, for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

          (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 17 of Part I of the Articles Supplementary may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

          (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

     3.2  Preparation for Each Auction.

          (a) Not later than 9:30 A.M. on each Auction Date for the Preferred Shares, the Auction Agent shall advise BD by telephone or other electronic means of communication acceptable to the parties of the Maximum Rate in effect on such Auction Date.

          (b) The Auction Agent from time to time may, but shall not be obligated to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of shares of each series of Preferred Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than a Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it. In the event that the Auction Agent is required to disclose information in accordance with the foregoing sentence, it shall provide written notice of such requirement to BD as promptly as practicable. The Auction Agent shall, subject to the terms of the Auction Agency Agreement, transmit any list of customers BD believes are Beneficial Owners of shares of each series of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

     3.3  Auction Schedule; Method of Submission of Orders.

          (a) The Funds and the Auction Agent shall conduct Auctions for each series of Preferred Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                         Event
----                         -----
By 9:30 A.M.                 Auction Agent advises the Funds and the
                             Broker-Dealers of the Maximum Rate as set forth in
                             Section 3.2(a) hereof.

9:30 A.M. - 1:00 P.M.        Auction Agent assembles information communicated to
                             it by Broker-Dealers as provided in Section 3(a) of
                             Part II of the Articles Supplementary. Submission
                             Deadline is 1:00 P.M.

Not earlier than 1:00 P.M.   Auction Agent makes determinations pursuant to
                             Section 4(a) of Part II of the Articles
                             Supplementary.

By approximately 3:30 P.M.   Auction Agent advises the Funds of the results of
                             the Auction as provided in Section 4(b) of Part II
                             of the Articles Supplementary.

                             Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and shares of Preferred Shares are allocated as provided in Section 5 of Part II of the Articles
                             Supplementary.

                             Auction Agent shall give notice of the Auction results as set forth in Section 3.4(a) hereof.

     The Auction Agent will follow the Bond Market Association's Market Practice U.S. Holiday Recommendations for shortened trading days for the bond markets (the "BMA Recommendation") unless the Auction Agent is instructed otherwise. In the event of a BMA Recommendation on an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., and as a result the notice set forth in Section 3.3 will occur earlier.

          (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 2 of Part II of the Articles Supplementary.

          (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A-2. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

          (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit A-3, of transfers of shares of any series of Preferred Shares, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit A-4, of the failure of Preferred Shares to be transferred to or by any Person that purchased or sold shares of any series of Preferred Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

     3.4  Notice of Auction Results.

          (a) On each Auction Date, the Auction Agent shall notify BD by telephone or other electronic means acceptable to the parties. On the Business Day next succeeding such Auction Date, the

Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

          (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order, and take such other action as is required of BD.

     If any Beneficial Owner or Existing Holder selling shares of any series of Preferred Shares in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased shares of any series of Preferred Shares in such Auction may deliver to such Person a number of whole shares of the series of Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of shares of the series of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of shares of any series of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

     3.5  Service Charge to be Paid to BD.

     On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Funds an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of
(A) the aggregate number of shares of any series of Preferred Shares placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of shares of any series of Preferred Shares subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Articles Supplementary) submitted to the Auction Agent by BD plus (C) the number of shares of any series of Preferred Shares deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the Articles Supplementary that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Dividend Period of one year or longer, that amount as mutually agreed upon by the Funds and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate Preferred Shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

     For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired shares of any series of Preferred Shares through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

IV.  MISCELLANEOUS.

     4.1  Termination.

     Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is Merrill Lynch, Pierce, Fenner & Smith Incorporated neither Merrill Lynch, Pierce, Fenner & Smith Incorporated nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Fund to such termination, which consent shall not be withheld unreasonably. This Agreement shall automatically terminate upon the redemption of all outstanding Preferred Shares or upon termination of the Auction Agent Agreement.

     4.2  Force Majeure

     Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; acts of terrorism; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     4.3 Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

          (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

          (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the shares of any series of Preferred Shares available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

     4.4  Agent Member.

     At the date hereof, BD is a participant of the Securities Depository.

     4.5  Communications.

     Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Auction Agent,   The Bank of New York
addressed to:              Corporate Trust Administration
                           101 Barclay Street, Floor 7W
                           New York, New York 10286
                           Attention: Dealing and Trading Group - Auction Desk
                           Telephone No.: (212) 815-3450
                           Facsimile No.: (212) 815-3440

If to the BD,
addressed to:

     or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     4.6  Entire Agreement.

     This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

     4.7  Benefits.

     Nothing in this Agreement, express or implied, shall give to any person, other than the Funds, the Auction Agent and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     4.8  Amendment; Waiver.

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

          (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     4.9  Successors and Assigns.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party.

     4.10 Severability.

     If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     4.11 Execution in Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     4.12 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

     4.13 Jurisdiction.

     The parties agree that all actions and proceedings arising out of this Broker-Dealer Agreement or any of the transactions contemplated hereby shall be brought in the County of New York, and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                        THE BANK OF NEW YORK, As Auction Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        [INSERT NAME OF BD]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT A-1

                                  LIST OF FUNDS

                           (revised November __, 2004)

Cohen & Steers Advantage Income Realty Fund, Inc.

Cohen & Steers Premium Income Realty Fund, Inc.

Cohen & Steers Quality Income Realty Fund, Inc.

Cohen & Steers REIT and Preferred Income Fund, Inc.

Cohen & Steers REIT and Utility Income Fund, Inc.

Cohen & Steers Select Utility Fund, Inc.

                                                                     EXHIBIT A-2

                              THE BANK OF NEW YORK
                                AUCTION BID FORM

Submit To:                               Issue:
The Bank of New York
Corporate Trust Administration           ---------------------------------------
101 Barclay Street, Floor 7W
New York, New York 10286                 ---------------------------------------
Attention: Dealing and Trading Group -
Auction Desk
Telephone No.: (212) 815-3450
Facsimile No.: (212) 815-3440

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:
                -----------------------

                                BENEFICIAL OWNER

Shares of Series now held                HOLD
                          -------------       -------------------------
                                         BID at rate of
                                                        ------------------------
                                         SELL
                                              -------------------------

                           POTENTIAL BENEFICIAL OWNER

                                         # of shares of Series
                                                               -----------------
                                         BID at rate of                   Notes:
                                                        -----------------

     (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

     (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

     (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

     (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

     (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

     (6) An Order must be submitted in whole shares of Preferred Shares with an aggregate liquidation preference of $25,000.

     -------------------------------------------

     -------------------------------------------

     Authorized Signature
                          -----------------------

                                                                     EXHIBIT A-3

     (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

     Re:
         -----------------------------------------------------------------------
         ("Preferred Shares")

We are (check one):

     [ ] the Existing Holder named below;

     [ ] the Broker-Dealer for such Existing Holder; or

     [ ] the Agent Member for such Existing Holder.

     We hereby notify you that such Beneficial Owner has transferred ___________ Series ___ Preferred Shares to __________________________________

                                         ---------------------------------------
                                         (Name of Existing Holder)

                                         ---------------------------------------
                                         (Name of Broker-Dealer)

                                         ---------------------------------------
                                         (Name of Agent Member)


By:
    ----------------------------------
    Printed Name:
    Title:

                                                                     EXHIBIT A-4

          (Note: To be used only for failures to deliver or to pay for Preferred Shares sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

     We are a Broker-Dealer for _____________________ (the "Purchaser"), which purchased _______ Series ___ Preferred Shares of _______________________________
in the Auction held on _____________________________________ from the seller of such shares.

     We hereby notify you that (check one):

___ the Seller failed to deliver such shares to the Purchaser.

___ the Purchaser failed to make payment to the Seller upon delivery of such shares.

                                         Name:
                                               ---------------------------------


                                         By:
                                             -----------------------------------
                                             Printed Name:
                                             Title:

                                                                       EXHIBIT B

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

     Re: COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC. Auction Market Preferred Shares ("AMPS")

We are (check one):

     [ ] the Existing Holder named below;

     [ ] the Broker-Dealer for such Existing Holder; or

     [ ] the Agent Member for such Existing Holder.

     We hereby notify you that such Beneficial Owner has transferred ___________ Series [ ] AMPS to ________________________________.

                                         ---------------------------------------
                                         (Name of Existing Holder)

                                         ---------------------------------------
                                         (Name of Broker-Dealer)

                                         ---------------------------------------
                                         (Name of Agent Member)

By:
    ----------------------------------
    Printed Name:
    Title:

                                                                       EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for
                        AMPS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

     We are a Broker-Dealer for ___________________ (the "Purchaser"), which purchased ________ Series [ ] AMPS of COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC. in the Auction held on _____________________ from the seller of such shares.

     We hereby notify you that (check one):

     ___ the Seller failed to deliver such shares to the Purchaser.

     ___ the Purchaser failed to make payment to the Seller upon delivery of such shares.

                                         Name:
                                               ---------------------------------
                                               (Name of Broker-Dealer)


                                         By:
                                             -----------------------------------
                                             Printed Name:
                                             Title:


                                       C-1